LANDAUER, INC.

                    2 SCIENCE ROAD, GLENWOOD, ILLINOIS 60425-1586
                               TELEPHONE (708) 755-7000

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


               Notice is hereby given that the annual meeting of the stockholders of Landauer, Inc., a Delaware corporation, will be held at the Hyatt Regency O'Hare Hotel, 9300 West Bryn Mawr Avenue, Rosemont, Illinois, at 4:00 p.m., local time, on Wednesday, January 29, 1997 for the following purposes:

          1. To elect three directors to hold office for a term of three years each and two directors to hold office for a term of two years each.

          2. To vote on the proposal to approve the selection of Arthur Andersen LLP as the auditors of the Company for the fiscal year ending September 30, 1997.

          3. To vote on the proposal to approve the 1997 Non-Employee Directors Stock Option Plan.

          4. To transact such other business as may properly come before the meeting.

               Only stockholders of record at the close of business on December 12, 1996 are entitled to notice of and to vote at the meeting.

          IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.



          JAMES M. O'CONNELL
          Vice President, Treasurer, Secretary
          and Chief Financial Officer


          Dated December 30, 1996


                                   PROXY STATEMENT

                   APPROXIMATE  DATE OF MAILING:  DECEMBER 30, 1996

                    INFORMATION CONCERNING THE PROXY SOLICITATION














               The enclosed proxy is solicited by and on behalf of the Board of Directors of Landauer, Inc. (the "Company") for use at
          the annual meeting of stockholders of the Company to be held on Wednesday, January 29, 1997 at 4:00 p.m., local time, at the Hyatt Regency O'Hare Hotel, 9300 West Bryn Mawr Avenue, Rosemont, Illinois, or any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Secretary of the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to the beneficial owners of the Common Stock. The Company has retained American Stock Transfer Company, 40 Wall Street, New York, New York.

               On December 12, 1996, the Company had outstanding 8,477,285 shares of Common Stock, $.10 par value, which is its only class of voting stock, held of record by approximately 600 holders. Only stockholders of record at the close of business on December 12, 1996 will be entitled to receive notice of and to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. A stockholder may, with regard to the election of directors (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. A stockholder may, with respect to the proposal to approve the selection of Arthur Andersen LLP as auditors or the proposal to approve the 1997 Non-Employee Directors Stock Option (the "1997 Directors Plan") (i) vote FOR such proposal, (ii) vote AGAINST such proposal or (iii) ABSTAIN from voting on such proposal. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the five nominees as directors, FOR approval of Arthur
          Andersen LLP as auditors and FOR the approval of the 1997 Directors Plan. The proxy also gives authority to the proxies to vote the shares in their discretion on any other matter presented at the meeting. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum. An abstention with respect to the proposal to approve the selection of Arthur Andersen LLP as auditors has the effect of a vote against such proposal.

                  BENEFICIAL OWNERSHIP OF CERTAIN VOTING SECURITIES

               The following table provides information as of December 12, 1996 concerning beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each director nominee, each executive officer of the Company named under the caption "Executive Compensation" and all directors and executive officers of the Company as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares held in their names, subject to community property laws if applicable.


                                             Amount
                                             Beneficially     Percent
          Name of Beneficial Owner           Owned            of Class
          ------------------------           ------------     --------
          T. Rowe Price Associates           722,500 (1)       8.5%
          Dr. Marvin G. Schorr               628,556           7.4%
          The Gabelli Group, Inc.            499,000 (2)       5.9%
          Putnam Investments, Inc.           438,700 (3)       5.2%
          Dr. Gary D. Eppen                  275               *
          Thomas M. Fulton                   282,000 (4)       3.3%
          Paul B. Rosenberg                  84,610 (5)        1.0%
          Herbert Roth, Jr.                  9,000             *
          Michael D. Winfield                350               *
          Brent A. Latta                     60,000 (6)        *
          James M. O'Connell                 44,000 (7)        *
          Dr. R. Craig Yoder                 44,428 (8)        *
          All directors and executive
            officers as a group (9 persons)  1,153,219        13.0%
          -------------------

          *Less than one percent.

          (1) Includes 650,000 shares owned by the T. Rowe Price Small Cap Value Fund, Inc. Price Associates expressly disclaims that it is the beneficial owner of such securities. The address of this stockholder is 100 East Pratt Street, Baltimore, MD 21201.

          (2) As reported in Amendment No. 8 to Statement on Schedule 13D filed with the Securities and Exchange Commission on November 3, 1993. The address of this stockholder is One Corporate Center, Rye, NY 10580.

          (3)  As  reported in Amendment No. 2 to Statement on Schedule 13G filed with the Securities and Exchange Commission on January 15, 1996. This ownership by certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.) is considered "beneficial ownership" of the Company's voting common stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients. The address of this stockholder is One Post Office Square, Boston, MA 02109.

          (4) Includes 152,720 shares subject to options exercisable within 60 days following the record date for the annual meeting.

          (5) Includes 20,000 shares owned by Mr. Rosenberg's wife to which he disclaims beneficial ownership.

          (6) Includes 60,000 shares subject to options exercisable within 60 days following the record date for the annual meeting.

          (7) Includes 40,000 shares subject to options exercisable within 60 days following the record date for the annual meeting.

          (8) Includes 39,000 shares subject to options exercisable within 60 days following the record date for the annual meeting.

                                ELECTION OF DIRECTORS

               Members of the Company's Board of Directors are divided into three classes serving staggered three-year terms. The terms of three of the Company's six current directors (Thomas M. Fulton, Paul B. Rosenberg, and Herbert Roth Jr.) expire at the annual meeting. They are the Company's nominees for re-election to a three-year term by the stockholders at the annual meeting. The Company has also nominated Robert J. Cronin and Richard R. Risk for election to a two-year term by the stockholders at the annual meeting. Mr. Cronin and Mr. Risk have not previously served as directors of the Company. These nominees will fill the vacancies created as a result of the retirement of Richard H. Leet and C. Vincent Vappi from the class of directors whose term expires at the 1996 annual meeting of stockholders. The Company s by-laws provide that nominations for directorships by stockholders may be made only pursuant to written notice received at the Company s principal office not less than 50 nor more than 75 days prior to the meeting. No such nominations have been received for the 1997 annual meeting. Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Thus, assuming a quorum is present, the five persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, withholding authority to vote for a director and non-votes with respect to the election of directors will not affect the outcome of the election of directors. Mr. Roth has advised the Company that, if elected, he plans to retire during October, 1998, in accordance with Company policy. If a nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

               The Board of Directors recommends a vote FOR election of the named nominees as directors of the Company.

               The following table contains certain information as to the five nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.


                                                                      Has Been a
                          Expira-                                    Director of
                            tion       Business Experience          Company or its
                          Date of          During Past               Predecessor
                          Current           Five Years              Tech/Ops, Inc.
   Name                     Term     and Other Directorships            Since
   -----                   ------  -------------------------------  --------------

   *Robert J. Cronin           N/A    Since November, 1992, President,       N/A
        Age - 51                      Chief Executive Officer and
                                      Director of Wallace Computer
                                      Services; previously President
                                      and COO.  Mr. Cronin joined
                                      Wallace Computer Services in
                                      1967, initially holding various
                                      sales management positions.
                                      Wallace Computer Services is a
                                      provider of information manage-
                                      ment products, services and solutions.


   Dr. Gary D. Eppen(1)(2)     1998   Professor of Industrial Administra-    1992
        Age - 60                      tion since 1970 (1989 - 1994 also
                                      Director of The Executive Program),
                                      Graduate School of Business, The
                                      University of Chicago.  Dr. Eppen is
                                      also  a  director  of  The  Hub  Group  Inc.,
                                      Lombard, Illinois, an intermodal
                                      transportation marketing company.

   *Thomas M. Fulton           1997   President and Chief Executive Officer  1988
        Age - 63                      of the Company since January 1988;
                                      previously General Manager of the
                                      personnel dosimetry division of
                                      Tech/Ops, Inc., the Company's
                                      predecessor.  Mr. Fulton is a Director
                                      of Great Lakes Chemical Corporation,
                                      a diversified producer of chemicals.














   *Richard R. Risk            N/A    President and Chief Executive Officer  N/A
        Age - 50                      of Advocate Health Care since 1995;
                                      previously Mr. Risk served as President
                                      and CEO of EHS Health Care (which merged
                                      into Advocate Health Care), a company
                                      specializing in health care management.

   *Paul B. Rosenberg(1)(2)    1997   Until January 1991, Treasurer of the   1988
        Age - 64                      Company.  Previously Vice-President --
                                      Finance and Administration and Treasurer
                                      of Tech/Ops, Inc., the Company's
                                      predecessor.  Mr. Rosenberg is President
                                      and Chief Executive Officer of Tech/Ops
                                      Corporation, Boston, Mass., a consulting
                                      firm, and is a director of Panatech
                                      Research & Development Corporation,
                                      Albuquerque, New Mexico, a diversified
                                      manufacturing and service company and
                                      Tech/Ops Sevcon, Inc., Boston, Mass., a
                                      manufacturer of electronic controllers.

   *Herbert Roth, Jr.(1)(2)(3) 1997   Since June 1985, Chief Executive       1971
        Age - 68                      Officer of LFE Corporation, Waltham,
                                      Mass., manufacturer of equipment
                                      and systems for traffic and
                                      industrial process control.  Mr. Roth
                                      is a director of Boston Edison
                                      Company, Boston, Mass., a public
                                      utility; Tech/Ops Sevcon, Inc.,
                                      Boston, Mass., a manufacturer of
                                      electronic controllers; Phoenix Life
                                      Insurance Company; Phoenix Total Return
                                      Fund, Inc., a mutual fund; and Mark IV
                                      Industries, Inc., a diversified
                                      manufacturing concern; and a trustee
                                      of Phoenix Series Fund, Phoenix
                                      Multi-Portfolio Fund and Big Edge
                                      Services Fund, all mutual funds.

   Dr. Marvin G. Schorr(3)     1998   Chairman of the Company's Board of     1951
        Age - 71                      Directors since January 1988.
                                      Previously Chairman of the Board of
                                      Directors and President of Tech/Ops,
                                      Inc., the Company's predecessor.
                                      Dr. Schorr is Chairman of the
                                      Board of Directors of Tech/Ops
                                      Corporation, Boston, Mass., a
                                      consulting firm, and Chairman of the
                                      Board of Directors of Tech/Ops Sevcon,
                                      Inc., Boston, Mass., a manufacturer of
                                      electronic controllers.  He is Chairman
                                      of the Board of Directors of Helix Tech-
                                      nology Corporation, Waltham, Mass.,
                                      manufacturer of cryogenic equipment.















   Michael D. Winfield(1)(2)   1998   Since February 1992, President and     1994
        Age - 57                      Chief Executive Officer (prior to
                                      that date since 1983, a Vice President)
                                      of  UOP, a general partnership of
                                      Allied-Signal, Inc. and Union Carbide
                                      Corporation, engaged in the licensing
                                      of technologies to the oil refining
                                      and petrochemical industries.
   -----------------

   (1)  Member of the Audit Committee.

   (2)  Member of the Compensation Committee.

   (3)  Member of the Nominating Committee.

        The Board  of Directors has an  Audit Committee, a Compensation  Committee,
   and a Nominating Committee.   The Audit Committee reviews  the results and scope
   of  the audit  and other services  provided by the  Company's independent public accountants and recommends  the appointment of independent public accountants to
   the  Board of  Directors.   The Compensation  Committee approves  all  executive
   compensation  and has  responsibility  for granting  stock  options  to eligible
   members  of  management  and  administering  the  Company's  stock  option   and
   incentive plans.   The Nominating  Committee selects nominees  for the Board  of
   Directors.   The  Nominating Committee  will consider  nominees that  have  been
   properly  and  timely  recommended by  stockholders.    See  "Proposals  of  and
   Nominations by Security  Holders for 1998  Annual Meeting."   The membership  of
   each  committee consists  of non-employee  directors.   During the  fiscal  year
   ended September  30, 1996, the  Audit Committee met  twice and the  Compensation
   Committee met twice.

        During the  fiscal year ended  September 30,  1996, the Board  of Directors
   held a total  of five meetings.   During  such year, no director  attended fewer
   than 75 percent of the aggregate of the total number of meetings of the Board of  Directors and  the total  number of meetings  held by all  committees of the
   Board on which such director served.

        Mr. Roth, the Chairman of  the Audit Committee, Mr.  C. Vincent Vappi,  the
   Chairman  of the  Compensation  Committee (who  retired  as  a  director of  the
   Company  in December 1996), and Dr. Richard Leet, the Chairman of the Nominating
   Committee (who retired  as a director  of the Company  in September  1996), were paid $21,000  each in fiscal 1996  for their services as  directors.  The  other directors  (except Mr. Fulton) were  paid $20,000 each.  The Company maintains a
   Directors  Retirement Plan under which a director the sum  of whose age and full years of service  as a  director of  the Company  and its predecessor  Tech/Ops,
   Inc., on  the date  of his  retirement as  a director,  is not less  than 70  is
   entitled  to receive annually a cash retirement benefit.   This benefit is equal
   to a percentage of the  annual base directors  fee in effect at the date of  his retirement  determined by multiplying the number of his full years of service as
   a director  by 2,  but not  exceeding 50%.   The director s  spouse is  entitled
   after his death, if she survives him, to receive for her life an annual  benefit
   equal  to one-half  of that amount.   The  Company plans  to terminate  the Plan
   effective with the approval of  the 1997 Directors Plan  by shareholders at  the annual meeting.  Benefits accrued  under the retirement plan  will be frozen and will be payable to directors upon their retirement at  age 70.  As of  September
   30,  1996, the  aggregate liability  for these  benefits amounted  to  $354,000, which has been accrued in the financial statements.

                               EXECUTIVE COMPENSATION

        The  following summary compensation  table sets  forth the compensation for services  to the  Company for  the  last three  fiscal  years  of the  Company's executive officers.

                             Summary Compensation Table


                                                          Long-Term
                                                          Compensation
                                                          Awards
                                                          Securities   All Other
   Name and              Fiscal  Annual Compensation      Underlying   Compensa-
   Principal Position    Year    Salary($) Bonus($)       Options(#)   tion ($)(1)
   ------------------    ------- --------------------     ----------   -----------
   Thomas M. Fulton      1996    $267,500  $ 75,000       --           $1,150
    President &          1995     256,250   100,000       --            1,150
    Chief Executive      1994     243,000    75,000       --            1,150
    Officer

   Brent A. Latta        1996    $175,250  $ 43,000       --           $1,150
    Vice President-      1995     168,000    65,000       20,000        1,150
    Marketing            1994     161,000    34,000       --            1,150


   James M. O'Connell    1996    $138,750  $ 45,000       --           $1,150
    Vice President,      1995     133,750    60,000       20,000        1,150
    Treasurer, Sec-      1994     129,000    27,000       --            1,150
    retary & Chief
    Financial Officer

   R. Craig Yoder        1996    $133,750  $ 38,000       --           $1,150
    Vice President-      1995     126,250    50,000       20,000        1,150
    Operations           1994     113,250    35,000       --            1,150



          (1) Represents the Company's contribution to its 401(k) plan on behalf of each of these employees.

                          OPTIONS GRANTS IN LAST FISCAL YEAR

               There were no stock options granted in the year ended September 30, 1996 to the Company's executive officers.















                            FISCAL YEAR-END OPTION VALUES

               Shown below is information regarding holdings of unexercised stock options at September 30, 1996 by the Company's executive officers.

                       No. of Securities Underlying  Value of Unexercised
                       Unexercised Options Held at   In-the-Money Options
                       September 30, 1996            at September 30, 1996 ($)(1)
                       ----------------------------  ----------------------------
   Name                Exercisable  Unexercisable    Exercisable   Unexercisable
   ------------------  -----------  -------------    ------------  -------------
   Thomas M. Fulton    142,850      57,150           $1,750,157    $535,781
   Brent A. Latta       55,000      15,000              569,063      50,625
   James M. O'Connell   35,000      15,000              130,313      50,625
   R. Craig Yoder       34,000      15,000              339,328      50,625


          (1) Aggregate market value on September 30, 1996 less aggregate exercise price.

               None of the four individuals exercised any stock options during the last fiscal year.

               Employment and Compensation Agreements. The Company has entered into an Employment and Compensation Agreement with Mr. Fulton providing for his employment in that capacity through December 31, 1998. Under the Agreement, a non-statutory stock option to purchase 100,000 shares at a price of $10.50 per share was granted to Mr. Fulton, which may become exercisable for up to 10,000 shares a year on each December 1 from 1989 through 1998 under a formula reflecting average return on stockholders' investment and earnings per share over successive three-year periods. At December 1, 1996 the option had become exercisable for a total of 52,850 shares. The Agreement also provides that, in the event of termination of employment under certain circumstances, within two years following a Change in Control in the Company (as defined) not approved by the Company's Board of Directors, by the Company other than for cause, disability or retirement, or by Mr. Fulton for Good Reason (which includes a good faith determination by him that due to the Change in Control he is not or believes he will not be able effectively to discharge his duties), Mr. Fulton will become entitled to two years' base salary and average bonuses determined in accordance with the Agreement, and certain other benefits, subject to a limitation on total benefits which conforms to the limitation on their deductibility imposed by the federal tax laws. The benefits payable to Mr. Fulton under the Agreement if his employment had terminated as of September 30, 1996 due to a Change in Control would have had an estimated value of $710,000.














               The Company has entered into Employment Agreements with Messrs. Latta and O'Connell and Dr. Yoder providing for their employment in their respective capacities indefinitely. The Agreement provides that, in the event of termination of employment under certain circumstances by the Company other than for cause, death, disability or voluntary termination, or by the executive for Good Reason (which includes a good faith determination by the executive that he believes that he will not be able to effectively discharge his duties or where the Company fails to obtain an assumption in writing of its obligations under the Agreement by a successor, as defined) the executive will become entitled to continuation of base salary and average bonuses determined in accordance with the Agreement for a period of eighteen months and certain other benefits. The amounts otherwise payable to the executive will be offset by any compensation earned by the executive from employment with a new employer during the eighteen-month period but will not be reduced below an amount equal to six month's base salary and average bonuses. The benefits payable to Messrs. Latta and O'Connell and Dr. Yoder under these Agreements if their employment had been terminated as of September 30, 1996 would have had an estimated value of $328,000, $263,000 and $261,000, respectively.

               Retirement Plan and Supplemental Retirement Plan. Messrs. Fulton, Latta, and O Connell, and Dr. Yoder participate in the Company's Retirement Plan, a defined benefit plan under which benefits are based upon the average of the annual rates of base salary in effect as of October 1 of each year for the period of five consecutive years which produces the highest such average and also based on years of service as set forth below. U.S. tax law places limitations on the aggregate annual amount payable to an individual under qualified retirement plans.

               Messrs. Fulton, Latta, and O'Connell, and Dr. Yoder participate in the Company's Supplemental Key Executive Retirement Plan, under which a participant is entitled to such payments from the Company during his life after retirement at age 65 as may be necessary, when added to his benefits under other Company-funded retirement or profit sharing plans, to provide a minimum annual benefit equal to 50% of his highest five-year average or final base salary, whichever is greater. Such payments continue to a participant's wife after his death, but at a decreased percentage of 25%. Benefits are reduced by 2% (1% for wives) for each year of service less than 25 years.

               The following table sets forth information concerning the combined annual benefits payable pursuant to the Retirement Plan on a straight-life annuity basis and the Supplemental Retirement Plan on a 50% joint-and-survivor basis upon retirement at age 65 for specified compensation levels (assuming continuation of 1996 fiscal year base salary) and years of service classifications. Benefits under the Retirement Plan and the Supplemental
          Retirement Plan are computed solely on the base salary of participants, exclusive of bonuses, incentive and other compensation. Benefits under the Retirement Plan are reduced on account of Social Security entitlement on the basis of the Internal Revenue Service permitted disparity rules.

                                  Pension Plan Table
                                  Pension Plan Table

                  Earnings     Estimated Combined Annual Pension Based
                  Earnings     Estimated Combined Annual Pension Based
                  on Which                       on
                  on Which                       on
                  Combined           Years of Service Indicated
                  Combined           Years of Service Indicated
                                     __________________________
                 Retirement
                 Retirement
                Benefits are    20 years   25 years 30 years  35 years
                Benefits are    20 years   25 years 30 years  35 years
                ____________    ________   ________ ________  ________
                   Based
                   Based
                   _____

                 $ 125,000      $ 50,000   $ 62,500 $ 62,500  $ 70,200
                   150,000        60,000     75,000   75,000    85,500
                   175,000        70,000     87,500   87,500    87,500
                   200,000        80,000    100,000  100,000   100,000
                   225,000        90,000    112,500  112,500   112,500
                   250,000       100,000    125,000  125,000   125,000
                   275,000       110,000    137,500  137,500   137,500
                   300,000       120,000    150,000  150,000   150,000

             Credited years of service at September 30, 1996 were 18 for Mr. Fulton, nine for Mr. Latta, six for Mr. O'Connell, and 14 for Dr. Yoder. Credited years of service at age 65 would be 21 for Mr. Fulton, 21 for Mr. Latta, 22 for Mr. O'Connell and 35 for Dr. Yoder.

                            COMPENSATION COMMITTEE REPORT

             The Company's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of five independent outside directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company, and also reviews and determines the base salary, and incentive compensation of the executive officers named above, as well as stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors, who, excluding employee directors, approve the actions of the Committee. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel, as well as management structure and organization. The Committee administers the Company's 1996 Equity Plan (the "Equity Plan") and Incentive Compensation Plan for Executive Officers (the "Executive Officer Plan"); each of which was approved by the Compensation Committee, the Board of Directors and the Company's shareholders.














             The Company believes that stock options are an important incentive to motivate executive officers and other key employees for improved long-term performance of the Company. The Company considers stock ownership, options currently held and options previously granted when granting options although there are no specific levels of ownership for such grants.

             The Company believes that the combination of salary and incentive compensation is the best tool for compensating its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance.
          Management salaries are determined as a result of individual performance, level of responsibility and experience. The Company reviews these salaries annually and measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of a group of peer companies. The peer companies are generally of about the same size as the Company and are in technical, rather than consumer or distribution fields. The peer companies may include some of the companies included in the AMEX High Tech Sub-Index used in the Performance Graph. The Company believes that its competitors for executive talent are not necessarily companies which engage in the same business as the Company and, therefore, the companies used for comparative compensation purposes differ from the companies included in the AMEX High Tech Sub-Index.

             The Executive Officer Plan covers executive officers of the Company who are elected by the Board of Directors to such offices and establishes incentive pools which are related to aggregate executive officer base salary and performance of the Company relative to (i) budgeted operating income ("Operating Income Pool"), (ii) growth in earnings per share ("EPS Pool"), and (iii) the AMEX Market Value Index ("Stockholder Return Pool"). The target percentages of aggregate executive officer base salary for the Operating Income, EPS, and Stockholder Return Pools are 15%, 7.5%, and 7.5%, respectively. The actual size of each pool varies as a result of actual performance compared with the performance measure for each pool.

             Operating Income Pool. At 100% actual-to-budget operating income, the Operating Income Pool is 15% of aggregate executive officer base salary; at 80% actual-to-budget, the pool is 7.5% of base salary; and at 120% actual-to-budget, the pool is 25.5% of base salary. If actual-to-budget is less than 60%, the Operating Income Pool is zero.

             EPS Pool. At average three-year growth in earnings per share of 10%, the EPS Pool is 7.5% of aggregate executive officer base salary; at average growth in earnings per share of 8%, the pool is 3.75% of base salary; and at average growth in earnings per share of 12% the pool is 12.75% of base salary. If average growth in earnings per share is 6% or lower, the EPS Pool is zero.















             Stockholder Return Pool. Where the three-year total return to stockholders is equal to or exceeds the total return of the AMEX Market Value Index, the Stockholder Return Pool is 7.5% of aggregate executive officer base salary. In all other cases, the Stockholder Return Pool is zero.

             One-half of the Operating Income Pool is awarded to executive officers, as a percentage of their base salaries, if the actual-to-budget operating income is at least 90%. One-half of the EPS Pool is awarded to executive officers, as a percentage of their base salaries, if the average growth in earnings per share is at least 9%. One-half of the Stockholder Return Pool is awarded to executive officers, as a percentage of their base salaries, if the total return to stockholders of the Company exceeds the total return of the AMEX Market Value Index. With respect to the balance of each of the pools, The Compensation Committee has the discretion to award to any participant an amount relating to each of the Operating Income Pool, EPS Pool, and/or the Stockholder Return Pool ranging in value from zero to one-half of the award such participant would otherwise receive. Any amounts not so awarded may, at the discretion of the Committee, be reallocated to any other participant based upon the Committee's evaluation of the participant's individual performance relative to written objectives and other factors.

             If the actual-to-budget operating income is at least 60%, but less than 90%, the Committee has the discretion to award to any participant an amount relating to the Operating Income Pool ranging in value from zero to the full amount of the award such participant would otherwise receive. If the average growth in earnings per share is at least 6%, but less than 9%, the Committee has the discretion to reduce an award to any participant an amount relating to the EPS Pool ranging in value from zero to the full amount of the award such participant would otherwise receive.

             The aggregate amount of incentive compensation awards for any fiscal year under the Executive Officer Plan and other incentive compensation plans is limited to 5% of the Company's operating income for such fiscal year.

             The recommended base salary and incentive compensation award for the President is determined each year by the Committee based upon overall financial performance of the Company and the performance of the President relative to corporate objectives and other factors under the terms of the Executive Officer Plan.

             Mr. Fulton's base salary and incentive compensation during fiscal 1996 decreased 4% to $345,000 from fiscal 1995. The increase in Mr. Fulton's base salary related to the level of responsibility and accountability of the Chief Executive Officer, as well as external factors such as inflation and base salary levels in comparable companies. The amount of incentive compensation awarded to Mr. Fulton was determined based on performance relative to budgeted operating income, growth in earnings per share, the total return to shareholders of the Company relative to the Amex Market Value Index and individual performance relative to stated objectives under the terms of the Executive Officer Plan. Each of these financial measurers was met or exceeded, and Mr. Fulton achieved substantially all of the personal objectives established by the Board of Directors during fiscal 1996.

             In 1993, the tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation, the performance measures must be approved by stockholders. No executive officer of the Company has earned over $1 million in any fiscal year of the Company.

          Members of the Compensation Committee:

          Herbert Roth, Jr.,Gary D. Eppen,Paul B. Rosenberg
             Michael D. Winfield,C. Vincent Vappi, Chairman (Retired)

                                  PERFORMANCE GRAPH

             The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Index, and in the AMEX High Tech Sub-Index during the period from September 30, 1991 through September 30, 1996. The comparisons in the following table are historical and are not intended to forecast or be indicative of possible future performance of the Common Stock of the Company.


                                Value of Investment at September 30,
                                ------------------------------------
                                1991    1992   1993    1994   1995    1996
                                ----    ----   ----    ----   ----    ----
          Landauer, Inc.        $ 100   $ 115  $ 118   $ 123  $ 152   $ 167
          AMEX Index              100     101    123     122    145     153
          AMEX HiTech Sector      100      94    111     116    155     196


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            The Company has entered into a consulting agreement, which expires on December 31, 1998, with Tech/Ops Corporation, a company owned by Paul B. Rosenberg and Dr. Marvin G. Schorr, two of the Company's directors. Under the terms of the agreement, the annual cost of these services will not exceed $30,000 plus reimbursement for certain expenses.

            In connection with the 1988 transfer of the personnel dosimetry business, the Company has entered into a Liability Assumption and Sharing Agreement with Tech/Ops, Inc. (Tech/Ops) providing for, among other things, (i) assumption by the Company of all determinable and contingent liabilities and obligations of Tech/Ops relating to the personnel dosimetry and radon detection business, (ii) assumption by the other former subsidiary of Tech/Ops of all determinable and contingent liabilities and obligations of Tech/Ops relating to its electronic controller business, (iii) joint and several assumption by the Company and the other former subsidiary of all contingent liabilities of Tech/Ops and (iv) the allocation of other liabilities jointly and severally assumed to the business in which they relate or, if they relate to neither business, in ratios reflective of relative profit contributions of the respective businesses for the five years ended September 30, 1987. Under the terms of this agreement, $22,000 of expenses were charged to operations of the Company for the fiscal year ended September 30, 1996.

                                SELECTION OF AUDITORS

            The stockholders of the Company will be asked at the annual meeting to approve the selection of auditors for the fiscal year ending September 30, 1997. Arthur Andersen LLP, 33 West Monroe Street, Chicago, Illinois, has served as auditors for the Company and its predecessor Tech/Ops, Inc. since the latter was formed, and it will be recommended to the stockholders that such firm be selected again. The Audit Committee of the Board of Directors comprised of Gary D. Eppen, Paul B. Rosenberg, Herbert Roth, Jr. and Michael D. Winfield, has approved this recommendation. Representatives of Arthur Andersen LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

            If a quorum is present, in order to approve the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending September 30, 1997, a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on such proposal must vote in favor of it. Accordingly, abstentions will have the same effect as votes against and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

            The Board of Directors recommends a vote FOR the selection of Arthur Andersen LLP as auditors of the Company for the fiscal year ended September 30, 1997.
















                                     APPROVAL OF
                    1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

          General

          The Board of Directors is proposing for stockholder approval at the annual meeting the Landauer, Inc. 1997 Non-Employee Directors' Stock Option Plan (the "1997 Plan" or the "Plan"). The Company historically has maintained a Directors' Retirement Plan under which directors, in certain circumstances, may be entitled to receive an annual cash retirement benefit. The Board of Directors has determined to terminate the Directors' Retirement Plan for periods subsequent to 1996 upon adoption of the 1997 Plan. The purposes of the Plan are (i) to align the interests of the Company's stockholders and recipients of stock options under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success and (ii) to advance the interests of the Company by attracting and retaining well-qualified persons who are not employees of the Company for service as directors of the Company. Reference is made to Exhibit A to this Proxy Statement for the complete text of the Plan which is summarized below.

            Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR approval of the Plan.

          Description of the Plan

            Administration. The Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of not less than two directors. The Compensation Committee of the Board of Directors is expected to serve as the Committee under the 1997 Plan.

            All grants of stock options under the Plan will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will also have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan.

            Available Shares. Under the 1997 Plan, 50,000 shares of Common Stock are available for the grant of options under the Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of available shares will be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery of shares of Common Stock to pay all or a portion of the exercise price of an option, if any, then such shares of Common Stock shall again be available under the Plan.















            Effective Date, Termination and Amendment. If approved by stockholders at the annual meeting, the 1997 Plan will become effective as of the date of the annual meeting and will terminate ten years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation.

            Grant and Exercisability of Stock Options. The Plan provides that, immediately following approval of the Plan by stockholders at the 1997 annual meeting, each member of the Board of Directors who is then serving and who is not an employee, either full time or part time, of the Company (a "Non-Employee Director") will be granted an option to purchase 5,000 shares of Common Stock at a purchase price per share equal to the fair market value (based on the average of the high and low transaction prices of a share of Common Stock on the American Stock Exchange) of a share of Common Stock on such date. Any Non-Employee Director who is first elected or first begins to serve as a member of the Board of Directors, other than by reason of termination of employment with the Company, at a date subsequent to the date of the 1997 annual meeting of stockholders will also be granted at the time of such first election or service an option to purchase 5,000 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of such grant. Each option granted will expire 90 days after the tenth anniversary of the date of its grant and, subject to the provisions of the immediately following sentence, will become exercisable in equal 500 share amounts on each of the first ten anniversaries of the date of its grant. All outstanding options issued under the Plan shall immediately be exercisable in full in the event of a "Change in Control" of the Company (as defined in the Plan). The acceleration of options in the event of a Change in Control could increase the cost to a potential acquiror of the Company and, therefore, could affect the willingness of an acquiror to propose such a transaction with the Company.

            Upon exercise of an option, the purchase price may be paid in cash or by delivery of previously owned shares of Common Stock. The Committee also has the discretion to permit payment by a note or in installments under certain circumstances.

            Termination of Directorship. Subject to the provisions governing exercisability following a Change of Control, if an optionee ceases to be a member of the Board of Directors for any reason, each option issued under the Plan to such optionee will be exercisable only to the extent that such option is exercisable on the effective date of such optionee ceasing to be a member of the Board of Directors and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary of similar person) until and including the earliest to occur of (i) the one year anniversary of the date such optionee ceased to be a member of the Board of














          Directors and (ii) the expiration date of the term of such option (provided that if the optionee dies during the one year period following his or her cessation of membership on the Board of Directors, such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, will have not less than six months from the date of death to so exercise such option).

          Federal Income Tax Consequences

            The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to grants of options under the 1997 Plan.

            A participant will not recognize any income upon the grant of an option and the Company will not be allowed a tax deduction at such time. A participant will recognize compensation taxable as ordinary income upon exercise of a stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction at the time of such exercise.

            The following table sets forth information regarding the grant of options to non-employee directors on the date of the 1997 annual meeting of stockholders. On December 12, 1996, the closing price of the common stock on the American Stock Exchange was $22.00 per share.

                    1997 Non-Employee Directors Stock Option Plan

            Name and Position                  Number of Units
            All non-employee directors
            as a group (totalling 7 persons)   35,000


            The affirmative vote of a majority of the shares present at the meeting in person or by proxy is necessary to approve the Plan.

            The Board of Directors recommends a vote FOR approval of the 1997 Non-Employee Directors Stock Option Plan.

                 PROPOSALS OF AND NOMINATIONS BY SECURITY HOLDERS FOR
                                 1998 ANNUAL MEETING

            Proposals intended to be presented by security holders at the annual meeting of the Company's stockholders scheduled for February 5, 1998 must be received by the Company in order to be considered for inclusion in its proxy statement and form of proxy relating to that meeting not later than August 31, 1997. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission.

            Under the Company's by-laws, nominations for directorships to be acted on at the 1998 annual meeting may be made only pursuant to written notice received at the Company's principal office not less than 50 nor more than 75 days prior to the meeting.

                    COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

            Based solely on its review of the copies of such forms received by it and representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 1996 its Reporting Persons complied with all filing requirements applicable to them.

                                    MISCELLANEOUS

            The Company's 1996 Annual Report to Stockholders (which includes a copy of Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996) accompanies this Proxy Statement.

            The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

            In the event that a quorum is not present when the meeting is convened, it is intended to vote the proxies in favor of adjourning the meeting from time-to-time until a quorum is obtained.

          JAMES M. O'CONNELL
          Vice President, Treasurer, Secretary
          and Chief Financial Officer

          Dated December 30, 1996

                                    LANDAUER, INC.
                    1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
















          I.  INTRODUCTION

          I.1 Purposes. The purposes of the 1997 Non-Employee Directors Stock Option Plan (the "Plan") of Landauer, Inc., a Delaware corporation (the "Company"), and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries"), are to align the interests of the Company's stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining well-qualified persons who are not employees of the Company for service as directors of the Company. For purposes of this Plan, references to service on behalf of the Company shall also mean service on behalf of a Subsidiary.

          I.2 Administration. This Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board") consisting of two or more members of the Board.

            The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be conclusive and binding on all parties. Each option hereunder shall be evidenced by a written agreement (an "Agreement") between the Company and the optionee setting forth the terms and conditions applicable to such option. The Committee shall determine the form of the Agreement.

            No member of the Board of Directors or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws) and under any directors' and officers' liability insurance that may be in effect from time to time.

            A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (b) acts approved in writing by all of the members of the Committee without a meeting.

          I.3 Eligibility. Each member of the Board of Directors of the Company who is not an employee, either full-time or part-time, of the Company or a Subsidiary (a "Non-Employee Director") shall be eligible to participate in this Plan and receive a grant of options to purchase shares of Common Stock (as defined in Section














          1.4) in accordance with Section II.

          I.4  Shares  Available.   Subject  to adjustment  as provided  in
          Section 3.6, 50,000 shares of the common stock, par value $.10 per share, of the Company ("Common Stock"), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery of shares of Common Stock to pay all or a portion of the exercise price of such option, then such shares of Common Stock shall again be available under this Plan.

            Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

          II.  STOCK OPTIONS

          2.1 Grants of Stock Options. Each Non-Employee Director shall be granted non-qualified stock options as follows:

            (a) Time of Grant. On the date of the 1997 annual meeting of stockholders of the Company (or such later date on which a person is first elected or begins to serve as an Non-Employee Director, other than by reason of termination of employment with the Company), each person who is a Non-Employee Director immediately after such meeting of stockholders (and any person who is first elected or first begins to serve as a Non-Employee Director, other than by reason of termination of employment, on a date that is later than the date of the 1997 annual meeting of stockholders of the Company) shall be granted an option to purchase 5,000 shares of Common Stock at a purchase price per share equal to the Fair Market Value of the Common Stock on the date of grant of such option. "Fair Market Value" shall mean the average of the high and low transaction prices of a share of Common Stock as reported on The American Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on The American Stock Exchange, the average of the high and low transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.















            (b) Option Period and Exercisability. Except as otherwise provided herein, each option granted under this Article II shall not be exercisable during the first year following its date of grant. Thereafter, such option may be exercised: (i) on and after the first anniversary of its date of grant, for up to 500 shares of Common Stock subject to such option on its date of grant, (ii) on and after the second anniversary of its date of grant, for up to an additional 500 (1000 on a cumulative basis) shares of Common Stock subject to such option on its date of grant; (iii) on and after the third anniversary of its date of grant, for up to an additional 500 (1,500 on a cumulative basis) shares of Common Stock subject to such option on its date of grant, (iv) on and after the fourth anniversary of its date of grant, for up to an additional 500 (2,000 on a cumulative basis) shares of Common Stock subject to such option on its date of grant, (v) on and after the fifth anniversary of its date of grant, for up to an additional 500 (2,500 on a cumulative basis) shares of Common Stock subject to such option on its date of grant, (vi) on and after the sixth anniversary of its date of grant, for up to an additional 500 (3,000 on a cumulative basis) shares of Common Stock subject to such option on its date of grant, (vii) on and after the seventh anniversary of its date of grant, for up to an additional 500 (3,500 on a cumulative basis) shares of Common Stock subject to such option on its date of grant, (viii) on and after the eighth anniversary of its date of grant, for up to an additional 500 (4,000 on a cumulative basis) shares of Common Stock subject to such option on its date of grant, (ix) on and after the ninth anniversary of its date of grant, for up to an additional 500 (4,500 on a cumulative basis) shares of Common Stock subject to such option on its date of grant and (x) on and after the tenth anniversary of its date of grant, for up to the remaining 500 (all shares on a cumulative basis) shares of Common Stock subject to such option on its date of grant. Subject to Section 2.1(d) and (e), each option granted under this Article II shall expire 90 days after the tenth year anniversary of its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock.

          (c)   Method of  Exercise.   An option  may be  exercised (i)  by
          giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the














          Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D). Notwithstanding the foregoing, the Committee shall also have discretion to permit payment to be made, in whole or in part, by a full-recourse note or in installments at such time and upon such terms as the Committee may approve; provided, however, that in the case of payment by any such note or installments, certificates for any shares of Common Stock issued in respect thereof shall contain such legend, if any, as may be required by, and shall otherwise be subject to the provisions of, the laws of the state of incorporation of the Company relating to the issuance of shares on such terms. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

          (d) Termination of Directorship. Subject to Section 3.7, if the holder of an option granted under this Article II shall cease to be a member of the Board for any reason, each such option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a member of the Board and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary or similar person) until and including the earliest to occur of (i) the date which is one year after the date such optionee ceased to be a member of the Board and (ii) the expiration date of the term of such option.

          (e) Death Following Termination of Directorship. If the holder of an option granted under this Article II dies during the one year period following the date on which such optionee ceased to be a member of the Board, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of the holder's death and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option; provided, however, that, in the event that the date of death is less than six months prior to such expiration date, such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, shall have not less than six months from the date of death to so exercise such option.

            III.  GENERAL

          3.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of














          Common Stock present in person or represented by proxy at the 1997 annual meeting of stockholders, shall become effective on the date of such approval. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void and of no force or effect. This Plan shall terminate on January 29, 2007 unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

          Options may be granted hereunder at any time prior to the termination of this Plan.

          3.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

          3.3 Agreement. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

          3.4 Non-Transferability. No option hereunder shall be transferable other than (a) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (b) as otherwise permitted under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as set forth in the Agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

          3.5 Restrictions on Shares. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares thereunder, such shares shall not be purchased or delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          3.6 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the number and class of securities to vest annually, the purchase price per security, and the number of securities subject to each option to be granted to Non-Employee Directors pursuant to Article II shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by
          (ii) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

          3.7  Change in Control.

          (a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, all outstanding options shall immediately be exercisable in full.

          (b)  "Change in Control" shall mean:
          (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting
          Securities"); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company),
          (2) any  acquisition by  the Company, (3)  any acquisition  by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
          (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 3.7(b); provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 50% or more of the Outstanding Company Common Stock or 50% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

          (ii) individuals who, as of January 29, 1997, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (iii) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the
          Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company














          Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

          3.8 No Right of Continued Service. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued services as a director of the Company, any Subsidiary or any affiliate of the Company.

          3.9 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

          3.10 Designation of Beneficiary. Each optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

          Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

          If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.














          3.11 Governing Law. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Internal Revenue Code of 1986, as amended, or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.